Exhibit 99.1

ATP Announces Second Quarter 2008 Results

HOUSTON--(BUSINESS WIRE)--ATP Oil & Gas Corporation (NASDAQ:ATPG) today announced second quarter 2008 results and hedging update.

Highlights include:

  A production increase of 26% over second quarter 2007;
  An increase in oil and gas revenues of 45% over second quarter 2007;
  The sale of an interest in our Gomez Hub for $82.0 million representing 4.5% of our Gomez Hub proved reserves at December 31, 2007;
  The acquisition of proved reserves at Clipper for a minimal upfront investment;
  The refinancing of our debt, significantly extending the maturity; and
  The addition in July 2008 of costless oil collars for 2010 and 2011 with $105 per Bbl floor prices and ceiling prices ranging from $187 to $197 per Bbl.

Oil and gas production increased 26% to 3.1 MMBoe (18.5 Bcfe) for the second quarter of 2008, compared to 2.4 MMBoe (14.6 Bcfe) for the second quarter of 2007. Oil production was 1.4 MMBbls and natural gas production was 10.0 Bcf for the second quarter of 2008, compared to 1.0 MMBbls and 8.4 Bcfe for the second quarter of 2007. Oil and gas production increased 31% to 6.7 MMBoe (40.0 Bcfe) for the six months ended June 30, 2008, compared to 5.1 MMBoe (30.5 Bcfe) for the six months ended June 30, 2007.

Revenues from oil and gas production increased 45% to $191.8 million for the second quarter of 2008, compared to $132.2 million for the second quarter of 2007. Revenues from oil and gas production increased 51% to $417.8 million for the six months ended June 30, 2008, compared to $276.9 million for the six months ended June 30, 2007.

ATP recorded a net loss of $11.8 million or $0.33 per basic and diluted share for the second quarter of 2008, compared to net income of $6.1 million or $0.20 per basic and diluted share for the second quarter of 2007. ATP recorded net income of $35.1 million or $0.98 per basic share and $0.97 per diluted share for the six months ended June 30, 2008, compared to $33.6 million or $1.12 per basic share and $1.10 per diluted share for the six months ended June 30, 2007.

Results for the second quarter of 2008 were impacted by two items that research analysts typically exclude from their published estimates, a charge related to the extinguishment of our prior debt of $24.2 million ($15.7 million after tax) and a net unrealized loss on derivatives no longer accounted for as hedges of $49.2 million ($26.8 million after tax). The $24.2 million charge related to the costs of our previous debt which was required to be written off as a result of the closing of a new senior secured term loan facility which extended the maturity of ATP’s long-term debt and will provide flexibility with regard to the announced asset monetization program. Net income before these items, a non-GAAP measure, in the second quarter of 2008 was $30.8 million or $0.87 per basic share and $0.86 per diluted share. The same metric in the second quarter of 2007 is $11.9 million or $0.40 per basic and $0.39 per diluted share. A non-GAAP reconciliation is provided near the end of this press release.

In the second quarter of 2008, ATP sold a limited term overriding royalty interest at its Gomez Hub in the Gulf of Mexico for $82.0 million representing 5.8 Bcfe of proved reserves from this property. While this transaction is considered a sale for accounting purposes, the relevant guidance prevents ATP from recognizing a gain on this transaction. As such, the sale proceeds are recorded as deferred revenue on the balance sheet and will be recognized as oil and gas revenues as the reserves attributable to the sold interest are produced. During the second quarter of 2008 the production attributable to the sold interest was 0.5 Bcfe. The related reserves attributable to the sold interest have been removed from ATP’s proved reserves and the production will be excluded from ATP’s reported production.

Due to the sale, ATP’s forecasted production from the Gomez Hub has been reduced accordingly. In addition, as a result of changes in timing of forecasted production related to the U.K. derivatives, certain contracts were restructured. In each case the derivative contracts related to the previously forecasted production no longer qualify for hedge accounting treatment and, as a result, unrealized losses previously deferred were charged to earnings in the current period. Accordingly, during the second quarter of 2008, ATP recorded derivatives expense of $50.2 million, which consists of the previously noted $49.2 million noncash unrealized loss and a $1.0 million realized loss. Subsequent changes in the fair value of these derivatives will be recorded on a mark-to-market basis in the income statement. In conjunction with changes in the timing of forecasted production in the UK, ATP unwound 2.2 Bcfe of natural gas swaps with an average price of $7.35 scheduled from October 2008 through March 2009, and replaced them with 3.1 Bcfe of natural gas swaps with an average price of $9.28 from April 2009 through March 2010.

During the second quarter of 2008, ATP acquired a 55% working interest in Clipper (Green Canyon Blocks 299 and 300), which includes proved reserves. ATP acquired a 100% working interest in Mississippi Canyon Block 304, expanding the Canyon Express Hub.

ATP has expanded its oil hedging program to include costless collars. These are listed below. A detailed hedge and derivative schedule is provided near the end of this press release.

Gulf of Mexico Oil Collars

  3,000 Bbls/day calendar year 2010, $105/Bbl (floor) to $195 - $197/Bbl (ceiling)
  2,000 Bbls/day calendar year 2011, $105/Bbl (floor) to $187 - $188/Bbl (ceiling)

ATP's selected operating statistics and financial information, included within this press release, contain additional information on the company’s activities for the second quarter of 2008 and the comparable period of 2007.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Selected Operating Statistics (Unaudited)

Production
Natural gas (MMcf)	9,969	8,426	21,813	18,250
Gulf of Mexico	5,475	6,937	11,940	13,074
North Sea	4,494	1,489	9,873	5,176
Oil and condensate (MBbls)	1,414	1,027	3,036	2,039
Gulf of Mexico	1,402	1,024	3,012	2,029
North Sea	12	3	24	10
Natural gas equivalents (MMcfe)	18,455	14,590	40,029	30,486
Gulf of Mexico	13,892	13,082	30,014	25,251
North Sea	4,564	1,508	10,015	5,235

Average Prices (includes effect of cash flow hedges)
Natural gas (per Mcf)	$7.93	$8.24	$8.49	$8.74
Gulf of Mexico	9.99	8.47	9.61	8.47
North Sea	5.42	7.19	7.14	9.40
Oil and condensate (per Bbl)	74.89	60.80	74.39	57.48
Natural gas, oil and condensate (per Mcfe)	10.02	9.05	10.26	9.07

Other Expenses, per Mcfe
Lease operating expense	$1.29	$1.38	$1.21	$1.35
Gulf of Mexico	1.29	1.25	1.19	1.26
North Sea	1.27	2.45	1.28	1.77
Depreciation, depletion and amortization	4.33	3.61	4.23	3.48
Gulf of Mexico	3.59	3.52	3.53	3.32
North Sea	6.57	4.32	6.31	4.22

Selected Unaudited Financial Data (Unaudited)
(In Thousands, Except Per Share Data)

Oil and gas revenues (1)	$191,809	$131,919	$417,846	$276,593
Net income (loss)	(11,780)	6,125	35,065	33,559

Net income (loss) per share:
Basic	$(0.33)	$0.20	$0.98	$1.12
Diluted	$(0.33)	$0.20	$0.97	$1.10

Weighted average shares outstanding:
Basic	35,440	30,058	35,631	30,031
Diluted	35,440	30,639	36,072	30,612
__________________
(1) Includes settlements on derivatives qualifying for hedge accounting.

2nd Quarter 2008 Conference Call

ATP Oil & Gas Corporation (NASDAQ:ATPG) will host a conference call on Thursday, August 7 at 10:00 am central time to discuss the company’s second quarter results, followed by a Q&A session.

Date: Thursday, August 7, 2008

Time: 11:00 am ET;10:00 am CT; 9:00 am MT and 8:00 am PT

ATP invites interested persons to listen to the live Internet webcast on the company’s website, www.atpog.com, linking through the Investor Info page and the Conference Calls link. Phone participants should dial (800) 524-3357. A digital replay of the conference call will be available at (888) 203-1112, ID number 4053448, for a period of 24 hours beginning at 12:00 pm CT, and the webcast will be archived for 30 business days at www.atpog.com.

About ATP Oil & Gas Corporation

ATP Oil & Gas is focused on development and production of oil and natural gas in the Gulf of Mexico and the North Sea. The Company trades publicly as ATPG on the NASDAQ Global Select Market. For more information about ATP Oil & Gas Corporation, visit www.atpog.com.

Forward-looking Statements

Certain statements included in this news release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. ATP cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those ATP expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as ATP’s ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business. More information about the risks and uncertainties relating to ATP’s forward-looking statements are found in the Company’s SEC filings.

CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$278,323	$199,449
Restricted cash	14,027	13,981
Accounts receivable (net of allowances of $382 and $382)	92,255	127,891
Deferred tax assets	43,312	84,110
Derivative assets	40	1,286
Other current assets	13,404	15,934
Total current assets	441,361	442,651

Oil and gas properties:
Oil and gas properties (using the successful efforts method of accounting)	2,977,575	2,556,938
Less: Accumulated depletion, impairment and amortization	(897,550)	(726,358)
Oil and gas properties, net	2,080,025	1,830,580

Furniture and fixtures, net	700	860
Derivative assets	1,315	673
Deferred tax assets	25,134	-
Deferred financing costs, net	15,348	19,873
Other assets, net	12,681	12,496
Total assets	$2,576,564	$2,307,133

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable and accruals	$188,642	$270,557
Current maturities of long-term debt	10,500	12,165
Asset retirement obligation	19,007	28,194
Derivative liabilities	54,397	11,335
Deferred tax liabilities	476	-
Other current liabilities	13,650	23,512
Total current liabilities	286,672	345,763

Long-term debt	1,598,365	1,391,846
Asset retirement obligation	169,480	158,577
Deferred tax liabilities	64,963	85,256
Derivative Liabilities	34,126	13,242
Deferred revenue	75,144	-
Other liabilities	2,582	2,583
Total liabilities	2,231,332	1,997,267

Shareholders' equity:
Preferred stock: $0.001 par value	-	-
Common stock: $0.001 par value	36	36
Additional paid-in capital	394,072	388,250
Accumulated deficit	(56,996)	(92,061)
Accumulated other comprehensive income	9,031	14,552
Treasury stock, at cost	(911)	(911)
Total shareholders' equity	345,232	309,866
Total liabilities and shareholders' equity	$2,576,564	$2,307,133

CONSOLIDATED INCOME STATEMENTS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Oil and gas revenues	$191,809	$132,153	$417,846	$276,902
Other revenues	-	-	897	1,598
Total revenues	191,809	132,153	418,743	278,500

Costs and operating expenses:
Lease operating	23,770	20,105	48,388	41,174
Exploration	-	10,605	-	11,336
General and administrative	8,831	6,572	18,067	15,340
Depreciation, depletion and amortization	79,873	52,612	169,272	106,012
Impairment of oil and gas properties	-	5,770	-	5,770
Accretion of asset retirement obligation	4,281	3,020	8,581	5,980
Loss on abandonment	1,036	2	1,413	79
Other, net	(264)	-	(110)	-
Total costs and operating expenses	117,527	98,686	245,611	185,691
Income from operations	74,282	33,467	173,132	92,809

Other income (expense):
Interest income	644	2,550	1,872	4,618
Interest expense	(24,236)	(31,025)	(52,363)	(57,824)
Derivatives expense	(50,190)	-	(50,150)	-
Loss on debt extinguishment	(24,220)	-	(24,220)	-
Total other income (expense)	(98,002)	(28,475)	(124,861)	(53,206)

Income (loss) before income taxes	(23,720)	4,992	48,271	39,603
Income tax (expense) benefit:
Current	2,078	22	(10,358)	(34)
Deferred	9,862	1,111	(2,848)	(6,010)
Total	11,940	1,133	(13,206)	(6,044)

Net income (loss)	$(11,780)	$6,125	$35,065	$33,559

Net income (loss) per share:
Basic	$(0.33)	$0.20	$0.98	$1.12
Diluted	$(0.33)	$0.20	$0.97	$1.10

Weighted average shares outstanding:
Basic	35,440	30,058	35,631	30,031
Diluted	35,440	30,639	36,072	30,612

CONSOLIDATED CASH FLOW DATA
(In Thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
Cash flows from operating activities:
Net income	$35,065	$33,559
Adjustments to operating activities	255,865	141,536
Changes in assets and liabilities	(126,138)	2,434
Net cash provided by operating activities	164,792	177,529

Cash flows from investing activities:
Additions to oil and gas properties	(349,008)	(389,972)
Additions to furniture and fixtures	(93)	(207)
Proceeds from disposition of oil and gas properties	82,450	-
Decrease in restricted cash	-	1
Net cash used in investing activities	(266,651)	(390,178)

Cash flows from financing activities:
Proceeds from long-term debt	1,608,750	375,000
Principal payments of long-term debt	(1,401,653)	(181,369)
Deferred financing costs	(15,391)	(8,445)
Principal payments of capital lease	-	(23,950)
Net profits interest payments	(10,871)	-
Exercise of stock options	28	1,140
Net cash provided by financing activities	180,863	162,376

Effect of exchange rate changes on cash	(130)	283

Net increase (decrease) in cash and cash equivalents	78,874	(49,990)
Cash and cash equivalents, beginning of period	199,449	182,592

Cash and cash equivalents, end of period	$278,323	$132,602

Reconciliation of Non-GAAP Net Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net income (loss)	$(11,780)	$6,125	$35,065	$33,559
Impairment of oil and gas properties	-	5,770	-	5,770
Loss on debt extinguishment, net of tax	15,743	-	15,743	-
Unrealized derivatives expense, net of tax	26,826	-	26,826	-
Pro forma net income	$30,789	$11,895	$77,634	$39,329

Pro forma net income per share:
Basic	$0.87	$0.40	$2.18	$1.31
Diluted	$0.86	$0.39	$2.15	$1.28

Weighted average shares outstanding:
Basic	35,440	30,058	35,631	30,031
Diluted	35,848	30,639	36,072	30,612

Reconciliation of Non-GAAP Cash Flow Measures
(In Thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
Cash flows from operating activities:
Net income	$35,065	$33,559
Adjustments to operating activities	255,865	141,536
Pro forma cash flows from operating activities before changes in assets and liabilities	290,930	175,095
Changes in assets and liabilities	(126,138)	2,434
Net cash provided by operating activities	$164,792	$177,529

	2008		2009
	3Q	4Q	1Q	2Q	3Q	4Q
Gulf of Mexico
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)	3,960	3,055	2,700	1,815	1,830	1,830
Price ($/MMBtu)	$8.63	$8.62	$8.63	$7.56	$7.57	$8.10
Crude Oil
Volumes (MBbls)	1,135	982	788	705	713	621
Price ($/Bbl)	$77.84	$79.50	$78.61	$75.83	$75.83	$76.61
Equivalents
Volumes (MMMBtue)	10,770	8,947	7,425	6,047	6,108	5,556
Price ($/MMBtue)	$11.38	$11.67	$11.48	$11.12	$11.12	$11.23

Puts
Crude Oil
Volumes (MBbls)	626	626	369	373	377	377
Floor Price ($/Bbl)	$54.67	$54.67	$54.00	$54.00	$54.00	$54.00

Collars
Crude Oil
Volumes (MBbls)	-	-	-	-	-	-
Ceiling Price ($/Bbl)	$-	$-	$-	$-	$-	$-
Floor Price ($/Bbl)	$-	$-	$-	$-	$-	$-

North Sea
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)	4,610	4,370	3,668	1,843	1,863	1,219
Price ($/MMBtu)	$6.65	$8.55	$8.39	$8.72	$8.72	$8.42

Exchange rate = 2 USD/GBP
The above are ATP's outstanding financial and physical commodity contracts.
Additional hedges, derivatives and fixed price contracts, if any, will be announced during the year.

Recent North Sea Natural Gas Swaps unwound:
June 30, 2008: 70,000 Btu/day October 2008 to March 2009 at £3.00/MMBtu
June 30, 2008: 50,000 Btu/day October 2008 to March 2009 at £4.64/MMBtu

Recent North Sea Natural Gas Swaps entered:
June 30, 2008: 120,000 Btu/day April 2009 to September 2009 at £4.65/MMBtu
June 30, 2008: 50,000 Btu/day October 2009 to March 2010 at £4.65/MMBtu

Recent Gulf of Mexico Oil Collars:
July 10, 2008: 1,000 Bbls/day calendar year 2010, $105/Bbl to $195/Bbl
July 10, 2008: 1,000 Bbls/day calendar year 2010, $105/Bbl to $196/Bbl
July 10, 2008: 1,000 Bbls/day calendar year 2010, $105/Bbl to $197/Bbl
July 10, 2008: 1,000 Bbls/day calendar year 2011, $105/Bbl to $187/Bbl
July 10, 2008: 1,000 Bbls/day calendar year 2011, $105/Bbl to $188/Bbl

	2010				2011
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Gulf of Mexico
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)	-	-	-	-	-	-	-	-
Price ($/MMBtu)	$-	$-	$-	$-	$-	$-	$-	$-
Crude Oil
Volumes (MBbls)	90	91	92	92	90	91	92	-
Price ($/Bbl)	$68.20	$68.20	$68.20	$68.20	$68.20	$68.20	$68.20	$-
Equivalents
Volumes (MMMBtue)	540	546	552	552	540	546	552	-
Price ($/MMBtue)	$11.37	$11.37	$11.37	$11.37	$11.37	$11.37	$11.37	$-

Puts
Crude Oil
Volumes (MBbls)	-	-	-	-	-	-	-	-
Floor Price ($/Bbl)	$-	$-	$-	$-	$-	$-	$-	$-

Collars
Crude Oil
Volumes (MBbls)	270	273	276	276	180	182	184	184
Ceiling Price ($/Bbl)	$196.00	$196.00	$196.00	$196.00	$187.50	$187.50	$187.50	$187.50
Floor Price ($/Bbl)	$105.00	$105.00	$105.00	$105.00	$105.00	$105.00	$105.00	$105.00

North Sea
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)	450	-	-	-	-	-	-	-
Price ($/MMBtu)	$9.30	$-	$-	$-	$-	$-	$-	$-

Exchange rate = 2 USD/GBP
The above are ATP's outstanding financial and physical commodity contracts.
Additional hedges, derivatives and fixed price contracts, if any, will be announced during the year.

CONTACT:
ATP Oil & Gas Corporation, Houston
T. Paul Bulmahn, 713-622-3311
Chairman and CEO
Albert L. Reese Jr., 713-622-3311
Chief Financial Officer
www.atpog.com